Exhibit 99.1

Joseph M. Squeri
Contact: John Hawkins	Executive Vice President
Vice President,	and Chief Financial Officer
Corporate Communications	Tel: (301) 592-5006
Tel: (301) 592-5075
Fax: (301) 592-6177
john_hawkins@choicehotels.com

For Immediate Release

CHOICE HOTELS REPORTS 2nd QUARTER EARNINGS PER SHARE

GAIN OF 13% AND OPERATING INCOME INCREASE OF 12%

New Domestic Hotel Franchise Contracts

Rise 31% in Quarter; Domestic Unit Growth Rises 4.5%

SILVER SPRING, Md. (July 27, 2004) – Choice Hotels International, Inc. (NYSE:CHH) today reported second quarter 2004 net income of $18.5 million, or $0.53 diluted earnings per share (EPS), a 13% increase in EPS over the same period of a year ago. At the end of second quarter 2003, the company reported net income of $17.1 million, or $0.47 diluted EPS.

The company also announced that its operating income increased to $32.1 million for second quarter 2004, a 12% gain over the $28.7 million reported at the end of second quarter 2003. Franchising margins increased to 61.5% for second quarter 2004 from 58.1% for the same period of a year ago. Operating cash flows for second quarter 2004 increased to $47.4 million, or 18% compared to the same period of 2003.

“Choice continues to enjoy very strong franchise development while seeing increased travel demand at our franchised hotels,” said Charles A. Ledsinger, Jr.,

president and chief executive officer. “We experienced 31% growth in our new domestic hotel franchise contracts, compared to a record development performance in 2003. This sustained high level of demand by hotel owners and developers underscores the strength of our brands in the segments in which we compete.”

He added, “Because of our very strong development activity, including continued growth in franchise applications, our pipeline of new hotels for entry into our system is robust and will drive strong unit growth into the future. We also are pleased by the continued solid growth in RevPAR, which provides our franchisees with a better return on their investment.”

Second Quarter Performance

The company reported total revenues of $107.2 million for second quarter 2004, compared to $103.5 million for the same period in 2003, an increase of 4%. Franchising revenues, which include royalty fees, initial and relicensing fees, partner services revenue and other revenue, for the second quarter of 2004 were $51.8 million, an increase of 6% from the $49.0 million reported in the same period a year ago.

The company reported royalty revenues of $41.7 million for second quarter 2004, compared to $37.6 million for the same period in 2003, an increase of 11%.

System-wide domestic revenue per available room (RevPAR) was $36.10 in second quarter 2004, compared to $33.81 for the second quarter of 2003, an increase of 7%.

For the first six months of 2004, Choice reported net income of $29.1 million or $0.83 diluted EPS, increases of 9% and 15% respectively over the $26.8 million and $0.72 diluted EPS reported for the first six months of 2003. Operating income through June 30, 2004 increased 11% to $51.0 million, compared to $45.9 million for the same period a year ago.

Royalty revenues for the first six months of 2004 were $72.4 million, compared to $64.9 million for the same period a year ago. Domestic RevPAR was $31.62 for the first half of 2004, compared to $29.89 for the first six months of 2003.

Net income and diluted earnings per share for the quarter and six months ended June 30, 2003 included approximately $1.2 million ($0.7 million, net of the related tax effect) and $2.3 million ($1.5 million, net of the related tax effect), respectively of interest income attributable to a note receivable from Sunburst Hospitality Corporation, which was repaid to the Company in December 2003. Second quarter 2003 revenues, operating income, net income and diluted earnings per share also included approximately $1.7 million ($1.1 million, net of the related tax effect) of liquidated damages received from Sunburst for franchise terminations. These items represented diluted EPS of $0.05 and $0.07 for the three and six months ended June 30, 2003.

2004 Unit Growth

The total number of domestic Choice hotels on-line grew by 4.5% to 3,723 (301,182 rooms on-line) as of June 30, 2004 from 3,562 (289,701 rooms on-line) as of the same period a year ago. Net domestic property additions in the second quarter of 2004 were 35, compared to 46 net domestic additions in the same period of 2003. For the first six months of this year, net domestic property additions were 87, compared to 80 for the same period of a year ago.

Choice executed 151 new domestic hotel franchise contracts representing 13,094 rooms in second quarter 2004, compared to 115 new contracts representing 10,125 rooms for the same period a year ago, increases of approximately 30%. For the year 2004 through June 30, Choice has executed 232 new domestic hotel franchise contracts, representing 19,987 rooms, compared to 186 contracts, representing 17,695 rooms, for the same period in 2003. This 25% increase in executed contracts and an increase in the number of existing franchise relicensings resulted in a 11% and 18% increase in initial franchise and relicensing fees respectively for the three and six months ended June 30, 2004, compared to the same periods in 2003.

In second quarter 2004, 33 contracts for new construction hotels, representing 2,226 rooms were executed, compared to 28 contracts, representing 1,899 rooms for the same period a year ago, each representing an increase of better than 17%.

As of June 30, 2004, the total number of Choice hotels worldwide grew 3% to 4,884 from 4,743 as of the same date a year ago. This growth represents an increase of 3% in the number of rooms open to 396,013 from 383,592. At the end of second quarter 2004, Choice had 475 hotels under development worldwide, representing 37,997 rooms compared to 396 hotels and 33,906 rooms in 2003.

Third Quarter & Year 2004 Estimates

The company’s third quarter 2004 earnings are expected to be in the range of $0.75 to $0.77. Full year 2004 diluted EPS are expected to be between $2.10 and $2.13, assuming second-half 2004 RevPAR growth of approximately 4.0%.

Notable Events

Among the notable company events occurring since the previous earnings report:

•	During the second quarter of this year, the company purchased 0.9 million shares of common stock at a total cost of $40.6 million. For the six months ended June 30, 2004, the company purchased 1.8 million shares of common stock at a total cost of $79.7 million. The company has remaining authorization to purchase up to 3.0 million shares. Since Choice announced its stock repurchase program on June 25, 1998, the company has purchased 31.4 million shares of common stock at an average price of $19.30 per share and a total cost of $606 million, as of July 23, 2004. Total shares outstanding as of June 30, 2004, are 33.4 million.

•	On May 4, 2004, Choice’s Board of Directors declared a cash dividend of $0.20 on outstanding shares of common stock payable on July 26, 2004 to holders of record on July 12, 2004.

Non-GAAP Financial Measures

Franchising revenues and franchising margins are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as total revenues or operating income margins. The company’s calculation of franchising revenues and franchising margins may be different from the calculation used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release which reconcile these measures to the comparable GAAP measurements.

Conference Call

Choice will conduct a conference call on Wednesday, July 28, 2004 at 11 a.m. Eastern time to discuss the second quarter and year-to-date 2004 results. The call-in number to listen to the call is 1-888-428-4474. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com.

The audio of the call will be archived and available on the company’s Web site and also available for replay until August 28 by calling 1-800-475-6701. The access code for the replay is: 736857.

Choice Hotels International franchises more than 4,800 hotels open, representing approximately 400,000 rooms, in the United States and 41 other countries and territories. As of June 30, 2004, 395 hotels are under development in the United States, representing 30,841 rooms, and an additional 80 hotels, representing 7,156 rooms, are under development in 17 countries and territories. Its Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn and MainStay Suites brands serve guests worldwide.

# # #

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. For further information on factors that could impact Choice and the statements contained therein, we refer you to the filings made by Choice with the Securities and Exchange Commission, including its Form 10-K for the period ended December 31, 2003.

Additional corporate information may be found on the Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn and MainStay Suites are registered trademarks, service marks and trade names of Choice Hotels International, Inc.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
REVENUES:

Royalty fees	$41,682	$37,599	$72,391	$64,850
Initial franchise and relicensing fees	5,231	4,652	8,619	7,259
Partner services	3,988	4,371	6,255	6,677
Marketing and reservation	54,418	53,557	103,729	100,910
Hotel operations	931	947	1,744	1,784
Other	925	2,371	1,672	3,573

Total revenues	107,175	103,497	194,410	185,053

OPERATING EXPENSES:

Selling, general and administrative	17,437	17,416	33,238	30,902
Depreciation and amortization	2,502	3,130	5,036	5,889
Marketing and reservation	54,418	53,557	103,729	100,910
Hotel operations	682	727	1,372	1,453

Total operating expenses	75,039	74,830	143,375	139,154

Operating income	32,136	28,667	51,035	45,899

OTHER INCOME AND EXPENSES:
Interest and other investment income	(170)	(1,888)	(668)	(3,242)
Interest expense	2,808	3,068	5,356	6,092

Total other income and expenses	2,638	1,180	4,688	2,850

Income before income taxes	29,498	27,487	46,347	43,049
Income taxes	10,995	10,376	17,250	16,251

Net income	$18,503	$17,111	$29,097	$26,798

Weighted average shares outstanding-basic	33,395	35,726	33,834	36,253

Weighted average shares outstanding-diluted	34,794	36,558	35,196	37,015

Basic earnings per share	$0.55	$0.48	$0.86	$0.74

Diluted earnings per share	$0.53	$0.47	$0.83	$0.72

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)	June 30, 2004	December 31, 2003

ASSETS

Cash and cash equivalents	$25,154	$20,031
Accounts receivable, net	35,159	33,631
Deferred income taxes	2,256	1,957
Other current assets	3,308	3,613

Total current assets	65,877	59,232

Fixed assets and intangibles, net	143,580	150,256
Receivable — marketing and reservation fees	29,226	32,368
Other assets	28,636	25,416

Total assets	267,319	267,272

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current portion of long-term debt	8,500	23,829
Other current liabilities	82,061	78,382

Total current liabilities	90,561	102,211

Long-term debt	292,423	222,823
Deferred income taxes	17,682	21,562
Other liabilities	41,858	38,863

Total liabilities	442,524	385,459

Total shareholders’ deficit	(175,205)	(118,187)

Total liabilities and shareholders’ deficit	$267,319	$267,272

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$29,097	$26,798

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,036	5,889
Provision for bad debts	93	249
Non-cash stock compensation and other charges	1,835	948
Non-cash interest and other investment income	(335)	(652)
Equity in net income of affiliates	(276)	(154)

Changes in assets and liabilities, net of acquisitions:
Receivables	(1,583)	(2,141)
Receivable — marketing and reservation fees, net	8,283	(1,689)
Current liabilities	(2,393)	4,587
Income taxes payable/receivable and other current assets	8,729	697
Deferred income taxes, other liabilities and other assets	(1,103)	5,682

NET CASH PROVIDED BY OPERATING ACTIVITIES	47,383	40,214

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(2,976)	(4,972)
Proceeds from disposition of property	—	498
Acquisition of Flag	—	(1,211)
Issuances of notes receivable	(1,227)	(2,450)
Purchases of investments, net	(2,280)	(775)
Other items, net	(994)	238

NET CASH USED IN INVESTING ACTIVITIES	(7,477)	(8,672)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from long-term debt	101,400	89,800
Principal payments of long-term debt	(47,161)	(75,243)
Dividends paid	(13,564)	—
Purchase of treasury stock	(79,729)	(43,676)
Proceeds from exercise of stock options	4,271	3,465

NET CASH USED IN FINANCING ACTIVITIES	(34,783)	(25,654)

Net change in cash and cash equivalents	5,123	5,888
Cash and cash equivalents at beginning of period	20,031	12,227

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$25,154	$18,115

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION BY BRAND

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
COMFORT INN
Hotels	1,420	1,391	1,420	1,391
Rooms	111,667	109,626	111,667	109,626
Avg. Daily Rate	$64.07	$62.90	$62.39	$61.49
Occupancy %	60.7%	57.9%	54.5%	52.2%
RevPAR	$38.89	$36.44	$34.03	$32.11

COMFORT SUITES
Hotels	376	361	376	361
Rooms	29,610	28,611	29,610	28,611
Avg. Daily Rate	$73.83	$72.96	$72.41	$71.97
Occupancy %	66.7%	62.2%	60.3%	57.1%
RevPAR	$49.24	$45.39	$43.69	$41.09

QUALITY
Hotels	531	490	531	490
Rooms	54,769	50,932	54,769	50,932
Avg. Daily Rate	$63.10	$63.77	$61.11	$61.75
Occupancy %	54.9%	51.2%	49.3%	46.3%
RevPAR	$34.64	$32.66	$30.14	$28.58

CLARION
Hotels	153	139	153	139
Rooms	22,664	21,552	22,664	21,552
Avg. Daily Rate	$72.24	$71.30	$70.57	$70.45
Occupancy %	53.4%	49.7%	47.4%	44.9%
RevPAR	$38.55	$35.45	$33.44	$31.66

SLEEP
Hotels	310	305	310	305
Rooms	23,745	23,379	23,745	23,379
Avg. Daily Rate	$59.18	$57.84	$57.28	$56.49
Occupancy %	61.6%	58.7%	55.1%	52.4%
RevPAR	$36.48	$33.97	$31.59	$29.58

MAINSTAY
Hotels	26	23	26	23
Rooms	2,063	1,759	2,063	1,759
Avg. Daily Rate	$59.79	$62.14	$58.59	$61.33
Occupancy %	62.2%	65.9%	57.6%	60.3%
RevPAR	$37.22	$40.98	$33.73	$37.00

ECONO LODGE
Hotels	744	721	744	721
Rooms	45,722	44,868	45,722	44,868
Avg. Daily Rate	$47.52	$46.67	$46.02	$45.10
Occupancy %	48.5%	47.1%	43.9%	42.9%
RevPAR	$23.02	$21.99	$20.20	$19.34

RODEWAY
Hotels	163	132	163	132
Rooms	10,942	8,974	10,942	8,974
Avg. Daily Rate	$51.37	$47.75	$49.55	$46.34
Occupancy %	47.6%	43.3%	43.0%	40.2%
RevPAR	$24.43	$20.66	$21.32	$18.62

TOTAL CHOICE - DOMESTIC
Hotels	3,723	3,562	3,723	3,562
Rooms	301,182	289,701	301,182	289,701
Avg. Daily Rate	$62.72	$61.78	$61.03	$60.34
Occupancy %	57.6%	54.7%	51.8%	49.5%
RevPAR	$36.10	$33.81	$31.62	$29.89
Effective Royalty Rate	4.04%	4.00%	4.03%	3.98%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(UNAUDITED)

(dollar amounts in thousands)	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Franchising Revenues:

Total Revenues	$107,175	$103,497	$194,410	$185,083
Adjustments:
Marketing and reservation revenues	(54,418)	(53,557)	(103,729)	(100,910)
Hotel Operations	(931)	(947)	(1,744)	(1,784)

Franchising Revenues	$51,826	$48,993	$88,937	$82,389

Franchising Margins:

Operating Margin:

Total Revenues	$107,175	$103,497	$194,410	$185,083
Operating Income	$32,136	$28,667	$51,035	$45,899

Operating Margin	30.0%	27.7%	26.3%	24.8%

Franchising Margin:

Franchising Revenues	$51,826	$48,993	$88,937	$82,389

Operating Income	$32,136	$28,667	$51,035	$45,899
Less: Hotel Operations	249	220	372	331

	$31,887	$28,447	$50,663	$45,568

Franchising Margins	61.5%	58.1%	57.0%	55.3%